MBF HEALTHCARE ACQUISITION CORP.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
June 2, 2006
MBF Healthcare Partners, L.P.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
Gentlemen:
     This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (“IPO”) of the securities of MBF Healthcare Acquisition Corp. (the “Company”) and continuing until the earlier of the consummation by the Company of a “Business Combination” or the Company’s liquidation (each as described in the Registration Statement) (the “Termination Date”), MBF Healthcare Partners, L.P. shall make available to the Company certain office space, utilities and secretarial support as may be required by the Company from time to time, situated at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134. In exchange therefore, the Company shall pay MBF Healthcare Partners, L.P. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Company has informed MBF Healthcare Partners, L.P. that certain net proceeds from the IPO are held in trust (the “Trust Fund”) for the benefit of the public stockholders as more fully described in the Registration Statement. By agreeing and signing below, MBF Healthcare Partners, L.P. hereby irrevocably waives any and all rights, interests, claims, demands, damages, actions, causes of action or suit of any nature whatsoever, known or unknown, foreseen or unforeseen, in law or equity, that MBF Healthcare Partners, L.P. may have against the Company or the Trust Fund in respect of funds held in the Trust Fund for the benefit of such public stockholders.
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Very truly yours, MBF HEALTHCARE ACQUISITION CORP.
By:	/s/ Marcio C. Cabrera
	Name:	Marcio C. Cabrera
	Title:	CFO

AGREED TO AND ACCEPTED BY:
MBF HEALTHCARE PARTNERS, L.P.

By:	/s/ Jorge L. Rico
	Name:	Jorge L. Rico
	Title:	Managing Director